Exhibit 10.9

THIS SUBSCRIPTION AGREEMENT (THIS “AGREEMENT”) RELATES TO AN OFFERING OF LLC INTERESTS RELYING UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL SECURITIES LAWS. NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED NONE MAY BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. ACCORDINGLY, YOU MUST KEEP THIS AGREEMENT CONFIDENTIAL AND MAY NOT MAKE OR PROVIDE A COPY OF THIS AGREEMENT OR ANY RELATED DOCUMENTS TO ANYONE OTHER THAN YOUR OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO TAX, ACCOUNTING AND OTHER RELATED MATTERS CONCERNING YOUR INVESTMENT IN THIS OFFERING AND ITS SUITABILITY FOR YOU.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of [●], is entered into by and between Colbeck Edify Holdings, LLC, a Delaware limited liability company (the “Company”) and the undersigned subscriber, on behalf of the funds indicated on the signature page hereto (“Subscriber”).

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company is the sponsor of Edify Acquisition Corp., a Delaware corporation (“SPAC”);

WHEREAS, SPAC is a special purpose acquisition company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, SPAC intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 20 million units (or 23 million units if the underwriters of the IPO (the “Underwriters”) exercise their over-allotment option in full) at a price of $10.00 per unit (“Unit”), each comprised of one Class A common stock of SPAC, par value $0.0001 per share (the “Class A Shares”), and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants”);

WHEREAS, following effectiveness of the Registration Statement, SPAC may increase the base number of Units to be sold in the IPO by up to 20% (such increase, an “Upsizing”) which will be subject to the Underwriters’ over-allotment option, which will result in an adjustment to the number of Founder Shares (as defined below) and Private Placement Warrants (as defined below) to be purchased by the Company;

WHEREAS, following the closing of the IPO (the “IPO Closing”), SPAC will seek to identify and consummate a Business Combination;

WHEREAS, the Company currently owns 5,750,000 shares of Class B common stock of SPAC, par value $0.0001 per share (the “Founder Shares”), up to 750,000 of which are subject to forfeiture to the extent the Underwriters do not exercise their over-allotment option in full;

WHEREAS, the Founder Shares are convertible into Class A Shares, and the holders thereof are entitled to registration rights, on the terms and conditions described in the Registration Statement and the other exhibits thereto;

WHEREAS, the Company will enter into a Private Placement Warrants Purchase Agreement (the “Private Place Warrants Purchase Agreement”) with SPAC pursuant to which SPAC will issue and sell to the Company, on a private placement basis, an aggregate of 4,950,000 private placement warrants (“Private Placement Warrants”), each exercisable to purchase one Class A Share at an exercise price of $11.50 per share, for a purchase price of $1.00 per Private Placement Warrant, or an aggregate purchase price of $4,950,000;

WHEREAS, the Private Placement Warrants are identical to the Warrants included in the Units except as described in the Registration Statement and the exhibits thereto;

WHEREAS, the Founder Shares and the Private Placement Warrants are subject to restrictions on transfer as described in the Registration Statement and the exhibits thereto;

WHEREAS, pursuant to the terms of the Limited Liability Company Agreement of the Company, which is attached as Exhibit A hereto (the “Operating Agreement”), (x) Class X Units of the Company (the “Class X Units”) represent the right to receive, pursuant to the terms of the Operating Agreement, a pro rata distribution of (i) the Founder Shares and (ii) the Class X Income (as defined in the Operating Agreement), (y) the Class Y Units of the Company (the “Class Y Units” and, together with the Class X Units, the “Securities”) represent the right to receive, pursuant to the terms of the Operating Agreement, a pro rata distribution of (i) the Private Placement Warrants and (ii) the Class Y Income (as defined in the Operating Agreement);

WHEREAS, the parties wish to enter into this Agreement, on the terms and conditions set forth herein, pursuant to which the Company will admit the Subscriber as a member of the Company and will issue and sell, and the Subscriber will subscribe for and purchase, on a private placement basis, in exchange for Subscriber’s Subscription Amount (defined below), such number of Class X Units and Class Y Units, subject to adjustment after Closing as set forth in the Operating Agreement and Section 2(u) of this Agreement.

WHEREAS, capitalized terms used but not defined herein have the meanings given to them in the Operating Agreement; and

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.	Subscription.

(a)	Purchase and Sale of Securities.

(i)            The Subscriber hereby applies to become a member of the Company, on the terms and conditions set forth in this Agreement and the Operating Agreement, a copy of which has been furnished to the Subscriber. The Subscriber acknowledges receipt of a copy of the Operating Agreement.

(ii)           The Company shall admit the Subscriber as a member of the Company and shall issue and sell to the Subscriber, and the Subscriber shall subscribe for and purchase from the Company, in exchange for the Subscriber’s aggregate subscription price indicated on the signature page hereto (the “Subscription Amount”) such number of Class X Units and Class Y Units, subject to adjustment after Closing as set forth in the Operating Agreement and Section 1(b)(ii) and Section 2(u) of this Agreement.

(iii)          The Subscriber shall pay the Subscription Amount in cash via wire transfer to an account specified in writing by the Company. The closing of the sale of the Securities to the Subscriber (the “Closing”) shall occur one business day prior to the IPO Closing. At the Closing, the Company will issue to the Subscriber the Securities to be issued and sold hereunder, each registered in the name of the Subscriber, against the Subscription Amount. At the Closing, the Subscriber shall execute and enter into the Operating Agreement as a member of the Company holding the Securities.

(iv)          Upon execution of this Agreement, the Subscriber’s obligation to subscribe for and purchase the Securities shall be irrevocable, and the Subscriber shall be legally bound to subscribe for and purchase the Securities subject to the terms set forth in this Agreement, subject to the Company satisfying its obligations as set forth herein.

(v)           The Subscriber acknowledges that, if in the course of the IPO, the underwriters determine that fewer Private Placement Warrants will be purchased by the Company in order to consummate the IPO based on market conditions at that time (for example, because the underwriters have decided to reduce the proposed IPO offering size below $200,000,000), and unless otherwise agreed by the Managing Member and the Subscriber, the Subscriber's allocation of Class X Units and Class Y Units as described in this Agreement shall be reduced proportionately, and a portion of the Subscription Amount shall be returned to the Subscriber promptly following the consummation of the IPO, without interest thereon or deduction therefrom. The Subscriber acknowledges that certain members may have received disproportionate amounts of Class X Units and Class Y Units based on their respective investments in the Company.

(vi)          In the event the sale of the Securities or the IPO is not consummated for any reason by February 28, 2021, this Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect, and the Company shall promptly return or cause to be returned to the Subscriber the Subscription Amount remitted to the Company, without interest thereon or deduction therefrom.

(b)          Expression of Interest to Purchase Units in the IPO.

(i)            The Subscriber hereby expresses an interest to purchase a number of units of the SPAC that are sold to the public in the IPO equal to 9.9% of the number of such units sold in the IPO (the “Purchased Public Units”).

(ii)           [Notwithstanding the foregoing, in the event the Subscriber purchases a number of Purchased Public Units that is less than 9.9% of the Units sold in the IPO, other than solely as the result of the Subscriber being allocated less than 9.9% of the Units sold in the IPO, then the allocation of Class X Units and Class Y Units as indicated Section 1(a)(ii) shall be reduced to zero (0), and notwithstanding anything in the Operating Agreement to the contrary, this Agreement shall be deemed to modify the Operating Agreement as between the Company and Subscriber to give effect to this sentence. The schedule of members attached to the Operating Agreement shall be amended at that time to reflect any such reduced allocation of Class X Units and Class Y Units to the Subscriber.]

(c)           Termination. This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and the Subscriber.

2.             Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company as follows:

(a)           If an entity, the Subscriber is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)           The Subscriber has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Subscriber, will constitute the valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Subscriber in connection with the consummation of the transactions contemplated by this Agreement.

(d)           The execution, delivery and performance by the Subscriber of this Agreement and the consummation by the Subscriber of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Subscriber, in each case (other than clause (i)), which would have a material adverse effect on the Subscriber or its ability to consummate the transactions contemplated by this Agreement.

(e)           This Agreement is made with the Subscriber in reliance upon the Subscriber’s representation and warranty to the Company, which by the Subscriber’s execution of this Agreement, the Subscriber hereby confirms, that the Securities to be acquired by the Subscriber will be acquired for investment for the Subscriber’s own account or an account that is under the direction and control of Subscriber or one of its affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Subscriber further represents and warrants that the Subscriber does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. If the Subscriber was formed for the specific purpose of acquiring the Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)            Subscriber has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, the Founder Shares and the Private Placement Warrants, with the Company management. The Subscriber has reviewed the Registration Statement and understands the terms and conditions of the Founder Shares and the Private Placement Warrants.

(g)           The Subscriber understands that the offer and sale of the Securities to the Subscriber has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber’s representations and warranties as expressed herein. The Subscriber understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Subscriber must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Subscriber acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy. The Subscriber understands that the offering of the Securities is not, and is not intended to be, part of the IPO, and that the Subscriber will not be able to rely on the protection of Section11 of the Securities Act with respect to such Securities.

(h)           The Subscriber understands that no public market now exists for the Securities or the securities of SPAC underlying the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities or the securities of SPAC underlying the Securities.

(i)            The Subscriber understands that its agreement to subscribe for and purchase the Securities involves a high degree of risk which could cause the Subscriber to lose all or part of its investment, and that the Company will vote the Founder Shares in favor of the Business Combination.

(j)            Subscriber is either (i) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as set forth on the Questionnaire attached as Exhibit C hereto, or (ii) Subscriber is an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests. Subscriber shall complete and deliver Exhibit C as part of its subscription, which Exhibit is a part of the Agreement, and is incorporated by reference into the Agreement.

(k)           If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(l)            If the Subscriber is an individual, then the Subscriber resides in the state or province identified in the address of the Subscriber set forth on the signature page hereof; if the Subscriber is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of the Subscriber set forth on the signature page hereof.

(m)          Neither the Subscriber, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(n)           The Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to SPAC and the Company.

(o)           The Subscriber has, or as of the Closing will have, available to it sufficient funds to satisfy its obligations under this Agreement.

(p)           The Subscriber is neither a person associated nor affiliated with BMO Capital Markets, B. Riley Securities or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(q)           Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Securities or any facts or circumstances related thereto.

(r)            Subscriber understands that no certificates will be issued representing the Securities and that the Securities are not transferrable except in accordance with the Operating Agreement of the Company, which Operating Agreement establishes the terms of the Securities and restricts the transferability of the Securities.

(s)           Any sales, transfers, or other dispositions of the Securities by Subscriber, if any, will be made in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

(t)            Subscriber represents and warrants, to the best of Subscriber’s knowledge and solely with respect to its purchase of the Securities hereunder, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(u)           The Subscriber acknowledges that it has reviewed Section 3.4 of the Operating Agreement, and that pursuant to Section 3.4 of the Operating Agreement, subject to the terms thereof, the Securities are subject to adjustment, the Company may be obligated to forfeit Founder Shares, and the Managing Member shall have the authority to cause Company to forfeit or transfer Founder Shares and/or Private Placement Warrants, as applicable, including for no consideration, as well as subject the Founder Shares and/or Private Placement Warrants, as applicable, to earn-outs; provided, however, that such forfeiture shall not apply in respect of any Founder Shares and/or Private Placement Warrants represented by the Class X Units and/or Class Y Units purchased by the Subscriber under this Agreement.

3.            Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:

(a)           The Company is duly formed and registered and validly existing as a limited liability company in good standing under the laws of Delaware.

(b)           The Company has the power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c)           All action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance of the Securities has been taken or will be taken prior to the Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)           No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

(e)           The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Operating Agreement, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)), which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(f)            The Securities upon issuance:

(i)            (i) have been, or will be, duly and validly authorized and on the date of issuance of the Securities, such Securities will be duly and validly issued, fully paid and non-assessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement and the Operating Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Subscriber; and

(ii)           (ii) assuming the representations and warranties of Subscriber are true and correct, will not result in a violation of Section 5 under the Securities Act.

(g)           Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(h)           Assuming the accuracy of Subscriber’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Subscriber as contemplated hereby.

(i)            The Company will have by the IPO Closing registration rights in the Founder Shares held by the Company pursuant to that certain Registration Rights Agreement to be entered into between the Company and SPAC which will be filed with the SEC as an exhibit to the Registration Statement (the “Registration Rights”). The Subscriber will be able to avail itself of the Registration Rights, but only to the extent provided therein once the Securities are (i) no longer subject to the lock-ups described in the Registration Statement and (ii) distributed to Subscriber as described in the Operating Agreement, provided, however, that to the extent the Company exercises any such Registration Rights prior to the occurrence of the events specified in clauses (i) or (ii), Subscriber will be treated as having exercised Registration Rights in accordance with the Registration Rights Agreement.

(j)            Pursuant to and in accordance with the terms of the Operating Agreement, the Company is required to distribute to the Subscriber all of the Class X Income and Class Y Income (as defined in the Operating Agreement) allocable to the Subscriber. Exhibit B hereto include the Subscriber’s ownership interest of Company as of the date of Closing, subject to adjustment pursuant to the terms hereof and the Operating Agreement.

(k)           Except for the specific representations and warranties contained in this Section 3, the Company has not made, does not make or shall not be deemed to make any other express or implied representation or warranty with respect to the Company, this subscription, SPAC, the proposed IPO or a potential Business Combination, and the Company disclaims any such representation or warranty.

(l)            The subscription agreements entered into by other subscribers of the Company are substantially similar in form and substance to this Agreement.

(m)          Except as described below, the Subscribers’ names (or the names of their parents or Affiliates) shall not be included in SPAC’s Registration Statement relating to the IPO or its subsequent filings with the SEC without the Subscribers’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. To the extent SPAC determines that such inclusion is desirable or is otherwise required by applicable law, regulation or stock exchange listing rule (and consented to as provided in the preceding sentence), the Company will allow the Subscribers to review such documents in advance of their filing.

4.            Indemnification

(a)           Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company, its respective officers, directors, agents, counsel, members, managers and control persons, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon any material misrepresentation by Subscriber or breach of any representation or warranty by Subscriber in this Agreement or the Operating Agreement or the Subscriber’s breach of, or failure to comply with, any covenant or agreement made by the Subscriber herein or the Operating Agreement.

(b)           If any action shall be brought against an indemnified party in respect of which indemnity may be sought pursuant to this Agreement, the indemnified shall promptly notify the indemnifying party in writing, and indemnifying party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the indemnified party. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of indemnified party except to the extent that (i) the employment thereof has been specifically authorized by indemnifying party in writing, (ii) the indemnifying party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the indemnifying party and the position of indemnified party, in which case the indemnifying party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The indemnifying party will not be liable to the indemnified party under this Agreement (y) for any settlement by an indemnified party effected without the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties, covenants or agreements made by the indemnified party in this Agreement.

5.            Other Agreements, Subscriber Rights, Waivers and Covenants.

(a)           Subscriber shall not be entitled to any registration rights with respect to Securities other than the Registration Rights as a transferee of the Founder Shares owned by the Company. In addition, should Subscriber receive a distribution of any securities of SPAC held by the Company, Subscriber agrees to execute a joinder agreement with SPAC providing that the Subscriber shall be bound to that certain Letter Agreement to be entered into between the Company and SPAC which has been filed with the SEC as an exhibit to the Registration Statement, if such distribution were to occur prior to the expiration of any applicable lock-up periods contained therein (and if such distribution occurs after the closing of the Business Combination, such letter agreement shall only provide for the applicable lock-ups). [In addition, Subscriber agrees that, until the expiry of thirty (30) days after the closing of the IPO, Subscriber shall not transfer any Units that Subscriber has acquired in the IPO.]

(b)           Subscriber hereby acknowledges that SPAC will establish a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders and certain other parties (including the underwriters of the IPO). The Subscriber hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Subscriber hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or SPAC and will not seek recourse against the Trust Account for any reason whatsoever, provided, however, that nothing in this Section 5(b) shall be deemed to limit Subscriber’s right to distributions the Trust Account in respect of securities of SPAC acquired by any means other than pursuant to his Subscription Agreement.

6.            Miscellaneous.

(a)           Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by e-mail, or (ii) by registered or certified mail with return receipt requested (postage prepaid) or (iii) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Colbeck Edify Holdings, LLC
888 Seventh Avenue, 29th Floor

New York, New York 10106
Attention: Morris Beyda
E-mail: mbeyda@colbeck.com

If to the Subscriber, at its address set forth on the signature page to this Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b)           Timing and Survival of Representations and Warranties. All of the representations and warranties contained herein shall be deemed to be made on the date hereof and as of the Closing. Such representations and warranties shall survive each Closing.

(c)           Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d)           Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e)           Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(f)            Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g)           Law Governing this Agreement. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof, and shall be binding upon the Subscriber and the Subscriber’s heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company and their respective successors and assigns.

(h)           Arbitration.

(i)            The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be arbitrated pursuant to the Delaware Rapid Arbitration Act, 10 Del. C. § 5801, et seq. (the “DRAA”). The parties agree to take all steps necessary or advisable to submit any Dispute that cannot be resolved by the parties for arbitration under the DRAA (the “Arbitration”) in accordance with this Section 9.5, and each party represents and warrants that it is not a “consumer” as such term is defined in 6 Del. C. § 2731. By executing this Agreement, (i) each party hereby waives, and acknowledges and agrees that it shall be deemed to have waived, any objection to the application of the procedures set forth in the DRAA, (ii) consents to the procedures set forth in the DRAA, and (iii) acknowledges and agrees that it has chosen freely to waive the matters set forth in subsections (b) and (c) of Section 5803 of the DRAA. IN CONNECTION THEREWITH, EACH PARTY UNDERSTANDS AND AGREES THAT IT SHALL RAISE NO OBJECTION TO THE SUBMISSION OF THE DISPUTE TO ARBITRATION IN ACCORDANCE WITH THIS SECTION 6(h) AND THAT IT WAIVES ANY RIGHT TO LAY CLAIM TO JURISDICTION IN ANY VENUE AND ANY AND ALL RIGHTS TO HAVE THE DISPUTE DECIDED BY A JURY.

(ii)           The Arbitration shall be conducted in accordance with the Model Rules for Arbitration under the DRAA, as such Rules may be amended or changed from time to time; provided that the parties to such Arbitration may agree to depart from the Model Rules by (i) adopting new or different rules to govern the Arbitration or (ii) modifying or rejecting the application of certain of the Model Rules.

(iii)          The Arbitration shall take place in Wilmington, Delaware, or such other location in the State of Delaware as the parties and the Arbitrator may agree.

(iv)          The Arbitration shall be presided over by one arbitrator (the “Arbitrator”) who shall be mutually agreed to by the parties to such Arbitration. In the event that the parties are unable to agree upon the identity of the Arbitrator within forty-five (45) days of the commencement of the Arbitration, then either party may file a petition with the Court of Chancery pursuant to Section 5805 of the DRAA.

(v)           No discovery shall be taken in support of the Arbitration, although each side shall exchange such documents and other information as may be required by this Agreement. In addition, each side shall exchange such additional information as may be directed by the Arbitrator, either on his own motion or on application of any party for good cause shown.

(vi)          The Arbitrator shall conduct the hearing, administer oaths, and make such rulings as are appropriate to the conduct of the proceedings. The Arbitrator shall allow each of the parties an opportunity to present evidence and witnesses and to cross examine witnesses presented by the opposing party. In no event, however, shall witnesses other than employees or experts retained or employed by the parties, or former employees of the parties, be called to testify at the Arbitration.

(vii)         The arbitral award (the “Award”) shall (i) be rendered within 120 days after the Arbitrator’s acceptance of his or her appointment; (ii) be delivered in writing; (iii) be the sole and exclusive final and binding remedy with respect to the Dispute between and among the parties without the possibility of challenge or appeal, which are hereby waived; and (iv) be accompanied by a form of judgment. The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 6(h) shall be deemed commercial. The Arbitrator shall have the authority to grant any equitable or legal remedies, including, without limitation, entering preliminary or permanent injunctive relief; provided, however, that the Arbitrator shall not have the authority to award (and the parties waive the right to seek an award of) punitive or exemplary damages.

(viii)        The parties hereto agree that, subject to any non-waivable disclosure obligations under federal law, the Arbitration, and all matters relating thereto or arising thereunder, including, without limitation, the existence of the Dispute, the Arbitration and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any decision of the Arbitrator or Award), shall be kept strictly confidential, and each party hereby agrees that such information shall not be disclosed beyond: (i) the Arbitrator and necessary support personnel; (ii) the participants in the Arbitration; (iii) those assisting the parties in the preparation or presentation of the Arbitration; and (iv) other employees or agents of the parties with a need to know such information. In all events, the parties participating in the Arbitration proceedings shall treat information pertaining to the Arbitration with the same care that they treat their most valuable proprietary secrets. In the event that federal law imposes upon either party an obligation to disclose the fact of the Arbitration or the nature of the claims or counterclaims asserted, such party(ies) shall disclose no more than the minimum information required by law after first consulting with and attempting in good faith to reach agreement with the opposing party(ies) regarding the scope and content of any such required disclosure.

(ix)           Each party hereto shall bear its own legal fees and costs in connection with the Arbitration; provided, however, that each such party shall pay one-half of any filing fees, fees and expenses of the Arbitrator or other similar costs incurred by the parties in connection with the prosecution of the Arbitration.

(x)            Notwithstanding any provisions of this Agreement, or any statute protecting the confidentiality of the Arbitration and proceedings taken in connection therewith, in the event that either party in the Arbitration is required to defend himself, herself or itself in response to later proceedings instituted by the other in any court, relating to matters decided in the Arbitration, such party shall be relieved of any obligation to hold confidential the Arbitration and its proceedings in order to submit, confidentially if and to the extent possible, sufficient information to such court to allow it to determine whether the doctrines of res judicata, collateral estoppel, bar by judgment, or other, similar doctrines apply to such subsequent proceedings.

(xi)           Notwithstanding anything to the contrary set forth in this Section 6(h), if any amendment to the Act or the DRAA is enacted after the date of this Agreement, and such amendment would render any provision of this Section 6(h) unenforceable thereunder, such provision shall be excluded and the remaining provisions of this Section 6(h) shall be enforced to the extent permitted by law.

(i)           Waiver of Jury Trial; Equitable Remedies.

(i)            Each party hereto hereby acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

(ii)           Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement may give rise to irreparable harm to the other parties, for which monetary damages may not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(j)            Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(k)           Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(l)            Expenses. Each of the Company and the Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(m)          Counsel. The Subscriber acknowledges that it has been advised or has had the opportunity to consult with Subscriber’s own attorney, accountant, financial advisor and any other advisors regarding this Subscription Agreement and Subscriber’s investment in the Company and Subscriber has done so to the extent that Subscriber deems appropriate.

(n)           Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(o)           Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature Pages Follow]

Signature Page for Individuals:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

Subscription Amount (Subscriber’s aggregate subscription price)

Print or Type Name	Print or Type Name (Joint-owner)

Signature	Signature (Joint-owner)

Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

Address	Address (Joint-owner)

_____Joint Tenancy	______Tenants in Common

[Signature Page to Subscription Agreement]

Signature Page for Partnerships, Corporations or Other Entities:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

Subscription Amount (Subscriber’s aggregate subscription price)

Print or Type Name of Entity

Number of shareholders, partners, members, beneficiaries or other beneficial owners of the Partnership, Corporation or Entity: _______________

Address

Taxpayer I.D. No. (if applicable)	Date:

By:	Signature
Name:	Print or Type Name and Indicate
Title:	Title or Position with Entity

Funds on whose behalf purchases will be made:

[Signature Page to Subscription Agreement]

Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, the following subscription amounts.

COLBECK EDIFY HOLDINGS, LLC

By:
Name:
Title:

Date: [ ]

[Signature Page to Subscription Agreement]

EXHIBIT A

COLBECK EDIFY HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT B

Subscription Amounts

Purchase Price	$1,000,000
Class X Units Purchase Amount	300,000
Class Y Units Purchase Amount	200,000

EXHIBIT C

QUESTIONNAIRE

This Questionnaire is a part of the Agreement, and is incorporated by reference into the Agreement of the Subscriber. Capitalized terms used herein and not otherwise defined have the meanings ascribed elsewhere in the Agreement. The Subscriber hereby represents and warrants to the Company as follows:

1.             Qualified Purchaser Status. The Subscriber is a “Qualified Purchaser” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and/or the rules promulgated thereunder and meets each of the following Qualified Purchaser categories marked below (please mark each category that applies):

☐	(a)	a natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under Section 3(c)(7) of the Investment Company Act with that person’s Qualified Purchaser spouse) who owns not less than US $5,000,000 in “investments”[1];

☐	(b)	a company that was not formed or recapitalized for the specific purpose of making an investment in the Company that owns not less than US $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

☐	(c)	a trust that is not covered by clause (b) above to this Questionnaire and that was not formed or recapitalized for the specific purpose of making an investment in the Company, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (a) or (b) above;

☐	(d)	a person or entity acting for its own account or the accounts of other Qualified Purchasers, who in the aggregate owns and invests on a discretionary basis, not less than US $25,000,000 in “investments”;

☐	(e)	any entity in which each of the beneficial owners of its securities is a person described in clause (a), (b), (c) or (d) above.

☐	(f)	a qualified institutional buyer as defined in paragraph (a) of Section 230.144A(a) under the Code of Federal Regulations (“CFR”), acting for its own account, the account of another qualified institutional buyer or the account of a Qualified Purchaser, provided that: (i) a dealer described in paragraph (a)(1)(ii) of Section 230.144A of the CFR must own and invest on a discretionary basis at least US $25,000,000 in securities of issuers that are not affiliated persons of the dealer; and (ii) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Section 230.144A of the CFR, or a trust fund referred to in paragraph (a)(1)(i)(F) of Section 230.144A of the CFR that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan.

1 For the definition of “investments,” see Rule 2a51 1 promulgated under the Investment Company Act.

NOTE: If the Subscriber is a qualified purchaser for the reason described in clause (c) above, each trustee, or other person authorized to make decisions with respect to the trusts and each settlor or other person who has contributed assets to the trust must submit the materials required by the Company. If the Subscriber is a qualified purchaser for the reason described in clause (b) above, additional information regarding the direct and indirect owners of the family company may need to be provided to the Company.

NOTE: In the event the Subscriber is a qualified purchaser for the reason referenced in clause (b), the Subscriber may be required to enter into a letter agreement with the Company restricting direct and indirect transfers of beneficial interests in the Subscriber to qualified family members.

2.             Additional Information to be Provided by Entities under the Qualified Purchaser Rules. If the Subscriber is an entity other than an individual, please indicate which of the following apply:

☐	(a)	The Subscriber is not an “investment company” under U.S. law as defined in Section 3 of the Investment Company Act because it is relying on the exception from the definition of an “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

If the Subscriber has checked this item, the Subscriber further represents that it was either (i) organized after April 30, 1996 or (ii) organized on or before April 30, 1996 and the consent to the treatment of the Subscriber as a “Qualified Purchaser” has been obtained from the following parties: (A) each beneficial owner of an interest in the Subscriber who acquired such interest on or before April 30, 1996, (B) each beneficial owner of any holder of an interest in the Subscriber that is a Section 3(c)(1) or 3(c)(7) company that acquired such interest on or before April 30, 1996 (a “Pre-May Indirect Holder”) and (C) the holder of any interest in a Pre-May Indirect Holder that is a Section 3(c)(1) or 3(c)(7) company and that is controlled by or is under common control with the Subscriber or the Company, if such holder acquired its interest in the Pre-May Indirect Holder on or prior to April 30, 1996.

☐	(b)	The Subscriber is not an “investment company” under U.S. law as defined in Section 3 of the Investment Company Act for reasons other than the exceptions from the definition of an “investment company” in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

3.             Number of Beneficial Owners. If the Subscriber is not a “Qualified Purchaser” within the meaning of the Investment Company Act, the number of beneficial owners of the Subscriber’s outstanding securities for purposes of the Investment Company Act is ____________________.
Subscriber to complete

The Subscriber agrees that all of the foregoing representations and warranties of the Subscriber shall be deemed to be made on the date of the Agreement, as of Closing, and on each date the Agreement is in effect.

Subscriber:

By:
Name:
Title:
Date: